Exhibit 10.1

Date

Georgia Gulf Corporation

115 Perimeter Center Place

Atlanta, GA 30346

Re:  Forfeiture of Stock Options

Dear                         ,

This letter is to advise you that I voluntarily forfeit              stock options granted to me on February 28, 2005 with a grant price of $53.38. The purpose is to return these to the Company so that the Company may make further grants to other employees. I acknowledge that the Company has made no commitment to grant any new equity awards to replace the forfeited options and I understand that the options I have forfeited will not be used to make a future equity grant to me.

Sincerely,

Officer